COACHMEN INDUSTRIES, INC.
2831 Dexter Drive • P.O. Box 3300 • Elkhart, Indiana 46514 • 574/266-2500 • Fax 574/266-2559

NEWS RELEASE

For Immediate Release
April 8, 2009

COACHMEN INDUSTRIES, INC. TO TRADE OVER THE COUNTER UNDER SYMBOL COHM

Elkhart, In.—Coachmen Industries, Inc. announced today that its common stock will be quoted and traded on over-the-counter markets under the ticker symbol COHM.  The Company expects that its stock will be available for quotation and trade on both the OTC Bulletin Board and the Pink Sheets as of the opening of markets on April 9, 2009.

Coachmen Industries, Inc. is one of America's premier systems-built construction companies under the ALL AMERICAN HOMES® and MOD-U-KRAF® brands, as well as a manufacturer of specialty vehicles. Coachmen Industries, Inc. is a publicly held company with stock quoted and traded on over-the-counter markets under the ticker COHM.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, the potential fluctuations in the Company's operating results, price volatility of raw materials used in production, the availability and cost of real estate for residential housing, the supply of existing homes within the company's markets, government regulations, dependence on significant customers within certain product types, consolidation of distribution channels, consumer confidence, uncertainties of matters in litigation, and other risks identified in the Company's SEC filings.

For investor or financial information:
James T. Holden
Corporate Secretary and Assistant General Counsel
574-266-2500